POWER OF ATTORNEY

The undersigned, being a person required to file a statement under Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") with respect to Advent Claymore Convertible Securities and Income Fund and Advent/Claymore Enhanced Growth & Income Fund, each a Delaware statutory trust, hereby authorizes, designates and appoints Rodd Baxter, Michael Saarinen and John Haas to each act as attorney-in-fact to execute and file applications for EDGAR access (Form ID) and statements on Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities Exchange Commission, as required by the 1934 Act and the Investment Company Act of 1940 and the rules thereunder, and to take such other actions as such attorney-in-fact may deem necessary or appropriate in connection with such statements, hereby confirming and ratifying all actions that such attorney-in-fact has taken or may take in reliance hereon. This power of attorney shall continue in effect until the undersigned no longer has an obligation to file statements under the section cited above, or until specifically terminated in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on the 18th day of October, 2005




By:  /s/ Daniel Black
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     Daniel Black